UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): February 26, 2025

SAFE & GREEN HOLDINGS CORP.

(Exact Name of Registrant as Specified in its Charter)

Delaware	001-38037	95-4463937
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

 990 Biscayne Blvd.

#501, Office 12

Miami, FL 33132

(Address of Principal Executive Offices, Zip Code)

(Former name or former address, if changed since last report.)

Registrant’s telephone number, including area code: 646-240-4235

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol(s)	Name of Each Exchange on Which Registered
Common Stock, par value $0.01	SGBX	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01 Other Events.

On February 26, 2025, Safe & Green Holdings Corp. (the “Company”) received a listing decision from The Nasdaq Stock Market LLC (“Nasdaq”) on behalf of the Nasdaq Hearings Panel (the “Panel”) indicating that the Company has evidenced compliance with the minimum equity standard set forth in Listing Rule 5550(b)(1) (the “Equity Rule”) and all other applicable criteria for continued listing on The Nasdaq Capital Market. Accordingly, the previously disclosed listing matter has been closed, and the Company’s securities will remain listed on Nasdaq.

To regain compliance with the Equity Rule, the Company proposed a merger with Olenox Corp., a diversified energy company based in Texas that operates in three vertically integrated business units: Oil & Gas, Energy Services, and Energy Technologies (the “Olenox Merger”). On February 6, 2025, the Company informed the Panel that the Company had completed the first planned stage of the Olenox Merger, which served to increase stockholders’ equity by approximately $60 million. Based on the information presented and publicly disclosed, the Panel determined that the Company has satisfied the Equity Rule.

In its communications with the Panel, the Company further advised that the conversion of the preferred stock issued in the transaction is subject to the Company’s receipt of shareholder approval for the issuance of the underlying common shares and, upon such issuance, will result in a change of control of the Company. The Company plans to file an initial listing application for the combined entity and to evidence compliance with Nasdaq’s initial listing criteria upon completion of the change of control aspect of the transaction.

Item 9.01 Financial Statements and Exhibits

Exhibit Number	Description
104	Cover Page Interactive Data File (embedded within the inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SAFE & GREEN HOLDINGS CORP.

Dated: February 28, 2025	By:	/s/ Michael McLaren
		Name:	Michael McLaren
		Title:	Chief Executive Officer

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